Exhibit 99.1

SHUREPOWER, LLC.

SEPTEMBER 30, 2022

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SHUREPOWER, LLC.

Balance Sheets

	September 30, 2022	December 31, 2021
ASSETS	(unaudited)
Current Assets:
Cash	$33,284	$3,538
Accounts receivable	2,500	—
Inventory	6,032	4,269
Total Current Assets	41,816	7,807

Property and equipment, net	—	36,183
Intangible assets	—	6,013
Other assets	1,000	10,000
Total Other Assets	1,000	52,196

Total Assets	$42,816	$60,003

LIABILITIES AND MEMBERS DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	76,128	174,945
Related party payables	1,649,854	1,353,754
Loan payables	111,395	118,635
Total Current Liabilities	1,837,377	1,647,334

Total Liabilities	1,837,377	1,647,334

Members Deficit
Accumulated Deficit	(1,794,561)	(1,587,331)
Total Members Deficit	(1,794,561)	(1,587,331)
Total Liabilities and Members Deficit	$42,816	$60,003

The accompanying notes are an integral part of these unaudited financial statements.

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SHUREPOWER, LLC.

Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$13,297	$3,801	$20,320	$23,442
Cost of revenues	915		1,940	—
Gross profit	12,382	3,801	18,380	23,442

Operating expenses:
General and Administrative	63,014	20,128	178,033	66,039
Total operating expenses	63,014	20,128	178,033	66,039

Loss from Operations	(50,632)	(16,327)	(159,653)	(42,597)

Other Income / (Expense):
Impairment expense	—	—	(46,063)	—
Other income	—	—	—	9,014
Interest expense	—	(1,984)	(1,514)	(5,442)
Total Other Expense	—	(1,984)	(47,577)	3,572

Net loss	$(50,632)	$(18,311)	$(207,230)	$(39,025)

The accompanying notes are an integral part of these unaudited financial statements.

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SHUREPOWER, LLC.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(207,230)	$(39,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment expense	46,063	—
Changes in operating assets and liabilities:
Accounts receivable	(2,500)	—
Inventory	(1,763)	(159)
Related party payables	296,100	18,861
Accounts payable and accrued expenses	(93,684)	25,174
Net Cash provided by operating activities	36,986	4,851

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	—	(2,850)
Net Cash used in investing activities	—	(2,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan payable - repayment	(7,240)	—
Net Cash used by financing activities	(7,240)

INCREASE IN CASH	29,746	2,001
CASH AT BEGINNING OF PERIOD	3,538	1,356
CASH AT END OF PERIOD	$33,284	$3,357

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$—	$—
Taxes Paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

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SHUREPOWER, LLC.

Notes to the Financial Statements

September 30, 2022

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS

Shurepower, LLC. (the “Company”) was registered in the state of New York, on July 12, 2004.

The business purpose of the Company is to manufacture and sell transportation electrification equipment.

The Company’s registered office is located at 5291 NE Elam Young Pkwy, Suite 160, Hillsboro, OR 97124.

The Company’s founder and director is Jeff Kim.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal year

The Company has selected December 31 as its fiscal year end.

Basis of Presentation

Our unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These unaudited financial statements and the notes attached hereto should be read in conjunction with the financial statements and notes included in our financial statements for the fiscal year ended December 31, 2021. In the opinion of our management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position, as of September 30, 2022, and the results of our operations and cash flows for the nine months then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year ending December 31, 2022.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Inventory

Inventories are stated at the lower of cost or market. Cost is principally determined using the last-in, first-out (LIFO) method. The Company periodically assesses if any of the inventory has become obsolete or if the value has fallen below cost. When this occurs, the Company recognizes an expense for inventory write down. Total inventory at September 30, 2022 and December 31, 2021 was $6,032 and $4,269, respectively.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the remaining term of the lease or the estimated useful life of the asset. Expenditures for repairs and maintenance are expensed as incurred.

Intangible Assets

The Company accounts for intangible assets under ASC 350-30, Intangibles – Goodwill and Other. Intangible assets are stated at cost less accumulated amortization. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. We review our long-lived assets, including intangibles, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. At each balance sheet date, we evaluate whether events and circumstances have occurred that indicate possible impairment. We use an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable.

Stock-based Compensation

In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 allows companies to account for nonemployee awards in the same manner as employee awards. The guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those annual periods.

Revenue Recognition

The Company follows ASC 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation. During the year ended December 31, 2021, the Company generated revenues from selling power vending stations (charging stations). The Company considers its performance obligations satisfied upon shipment and/or delivery of the purchased products to the customer. The Company evaluates returns from customers purchasing product on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. The Company has no policy requiring cash refunds.

Cost of Revenue

Cost of revenues includes actual product cost, labor, if any, and direct overheard, which is applied on a per unit basis.

Recent accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the unaudited financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

NOTE 3. GOING CONCERN

Covid-19 Pandemic

COVID-19 has caused significant disruptions to the global financial markets over the past several years, which impacted our ability to raise additional capital. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to fully estimate the effects of the COVID-19 outbreak on its planned operations or financial condition in the next 12 months. While significant uncertainty remains as the global pandemic appears to be on the decline, the Company believes it is possible that the COVID-19 outbreak will continue to have a negative impact on its ability to raise additional financing and may result in delays in fully implementing our plan of operations.

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The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern. The Company has negative working capital of $1,795,561 for the nine months ended September 30, 2022, and an accumulated deficit of $1,794,561 at September 30, 2022. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing members or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company’s ability to continue as a going concern, without outside financing. These unaudited financial statements do not include any adjustments that might result from the outcome of the uncertainty.

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

	December 31, 2022	December 31, 2021
Buildings	$235,842	$235,842
Computer	4,275	4,275
Equipment	25,617	25,617
TSE Pedestal	62,173	62,173
Total	327,907	327,907
Less: accumulated depreciation and amortization	(327,907)	(291,726)
Total property and equipment, net	$—	$36,181

There was no depreciation expense for the nine months ended September 30, 2022 and 2021. During the nine months ended September 30, 2022, the Company wrote off the net book value remaining on all of the property and equipment, resulting in an impairment expense of $46,063.

NOTE 5. LOANS PAYABLE

As of September 30, 2022 and December 31, 2021, the Company has a loan payable to a third party of $111,395 and $118,635, respectively. The loan is non-interest bearing and due on demand.

NOTE 6. RELATED PARTY TRANSACTIONS

On February 15, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $200,000 for funds loaned to the Company on February 15, 2022. The note matures in twenty years and accrues interest at 6.58% per annum. The Company is to begin monthly payments of $1,500 on April 1, 2022. If the Company completes an equity financing, the Company may give Mr. Kim the option to the unpaid portion of the loan into shares of common stock.

On March 1, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $253,954.17. The amount of the note is the balance due to Mr. Kim for loans to the Company beginning in 2017 (Note 7). The note matures in ten years and accrues interest at 6.63% per annum beginning April 1, 2023. The Company is to begin monthly payments of principal and interest of $2,900 on April 1, 2023, or within one year without penalty. If the Company completes an equity financing, the Company may give Mr. Kim the option to the unpaid portion of the loan into shares of common stock.

As of September 30, 2022 and December 31, 2021, the Company has accrued compensation due to Jeff Kim, CEO, of $1,206,400 and $1,112,800, respectively.

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to September 30, 2022, and to the date these unaudited financial statements were issued, and has determined that it does not have any subsequent event to disclose in these unaudited financial statements other than the following.

On December 31, 2022, the Company issued a Convertible Promissory Note to Jeff Kim, in the amount of $1,237,600. The amount of the note is the balance due to Mr. Kim for accrued compensation. The note matures in ten years and accrues interest at 6.42% per annum beginning April 1, 2023. The Company is to begin monthly payments principal and interest of $14,000 on April 1, 2023, or within one year without penalty. If the Company completes an equity financing, the Company may give Mr. Kim the option to the unpaid portion of the loan into shares of common stock.

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